Exhibit 6

                           POWER OF ATTORNEY

     The undersigned hereby appoints Jill B.W. Sisson as his true and lawful attorney and agent for him in his name, place and stead, individually, as trustee of trusts of which the undersigned is trustee, and in any other capacity, to execute and deliver any schedules or reports required under Sections 13 or 16 of the Securities Exchange Act of 1934, with all exhibits and all documents in connection therewith, including all amendments and supplements to such schedule or report, reporting transactions in the Common Stock of Photocom, Inc. by or attributable to the undersigned and to file such schedules or reports with the Securities and Exchange Commission, such attorney and agent to have power and authority to act in the name and on behalf of the undersigned as fully and to all intents and purposes as the undersigned might or could do in person, and the undersigned hereby ratifies and confirms all that such power and agent shall do or cause to be done by virtue hereof. Said power and authority shall survive the incompetency or death of the undersigned.


Date: September 16, 1996                 /s/ William K. Coors
                                        _______________________
                                           William K. Coors


Date: November 6, 1996                   /s/ Joseph Coors
                                        _______________________
                                           Joseph Coors


Date: September 6, 1996                  /s/ Joseph Coors, Jr.
                                        _______________________
                                           Joseph Coors, Jr.


Date: September 10, 1996                   /s/ Peter H.Coors
                                        _______________________
                                           Peter H. Coors


Date: September 16, 1996                 /s/ Jeffrey H. Coors
                                        _______________________
                                           Jeffrey H. Coors